                           ADMINISTRATIVE SERVICES AND
                            TRANSFER AGENCY AGREEMENT

This  Agreement,  made and  entered  into  this 1st day of April,  1987,  by and between  Security  Income  Fund,  a Kansas  corporation  ("Fund"),  and Security
Management Company, a Kansas corporation, ("SMC").

WHEREAS,  the Fund is engaged in business as an open-end  management  investment company registered under the Investment Company Act of 1940; and

WHEREAS,   Security   Management   Company  is   willing   to  provide   general
administrative,  fund  accounting,  transfer  agency,  and  dividend  disbursing services to the Fund under the terms and conditions hereinafter set forth;

NOW,  THEREFORE,  in  consideration  of the premises and mutual  agreements made herein, the parties agree as follows:

 1.  EMPLOYMENT OF SECURITY MANAGEMENT COMPANY

     SMC will provide the Fund with  general  administrative,  fund  accounting, transfer agency, and dividend  disbursing  services described and set forth in  Schedule  A  attached  hereto  and  made a part  of this  agreement  by
     reference.   SMC  agrees  to  maintain  sufficient  trained  personnel  and equipment  and supplies to perform  such  services in  conformity  with the current  prospectus  of the Fund and such  other  reasonable  standards  of performance as the Fund may from time to time specify,  and otherwise in an accurate, timely, and efficient manner.

 2.  COMPENSATION

     As consideration  for the services  described in Section I, the Fund agrees to pay SMC a fee as described  and set forth in Schedule B attached  hereto and made a part of this  agreement by reference,  as it may be amended from time to time,  such fee to be  calculated  and  accrued  daily and  payable monthly.

 3.  EXPENSES

     A.  EXPENSES  OF  SMC.  SMC  shall  pay  all of the  expenses  incurred  in providing Fund the services and facilities described in this agreement, whether or not such  expenses are billed to SMC or the fund,  except as otherwise provided herein.

     B.  DIRECT   EXPENSES.   Anything  in  this   agreement   to  the  contrary
         notwithstanding,  the Fund shall pay, or reimburse  SMC for the payment of, the following  described  expenses of the Fund (hereinafter  called
         "direct  expenses")  whether  or not  billed  to the  Fund,  SMC or any related entity:

          1.   Fees and expenses of its  independent  directors and the meetings thereof;

          2.   Fees and costs of investment advisory services;

          3.   Fees  and  costs  of   independent   auditors   and   income  tax
               preparation;

          4.   Fees and costs of outside  legal  counsel  and any legal  counsel directly employed by the Fund or its Board of Directors;

          5.   Custodian and banking services, fees and costs;

          6.   Costs  of   printing   and  mailing   prospectuses   to  existing
               shareholders, proxy statements and other reports to shareholders, where such costs are  incurred  through  the use of  unaffiliated vendors or mail services.

          7.   Fees and costs for the  registration  of its securities  with the
               Securities and Exchange Commission and the jurisdictions in which it qualifies its share for sale,  including the fees and costs of
               registering  and  bonding   brokers,   dealers  and  salesmen  as
               required;

          8.   Dues and expenses  associated  with  membership in the Investment
               Company Institute;

          9.   Expenses of fidelity and liability insurance and bonding covering
               Fund;

         10.   Organizational costs.

 4.  INSURANCE

     The Fund and SMC agree to  procure  and  maintain,  separately  or as joint insureds with themselves,  their directors,  employees,  agents and others, and other investment companies for which SMC acts as investment advisor and transfer agent, a policy or policies of insurance against loss arising from breaches of trust,  errors and  omissions,  and a fidelity bond meeting the requirements of the Investment Company Act of 1940, in the amounts and with such  deductibles  as may be agreed upon from time to time, and to pay such portions of the premiums therefor as amount of the coverage attributable to each party is to the aggregate amount of the coverage for all parties.

 5.  REGISTRATION AND COMPLIANCE

     A.  SMC  represents  that as of the date of this agreement it is registered as a transfer agent with the Securities and Exchange Commission ("SEC")
         pursuant to Subsection  17A of the  Securities and Exchange Act of 1934
         and the rules and regulations  thereunder,  and agrees to maintain said registration and comply with all of the requirements of said Act, rules and regulations so long as this agreement remains in force.

     B.  The Fund  represents  that it is a  diversified  management  investment company  registered  with the SEC in  accordance  with  the  Investment
         Company  Act of 1940 and the  rules  and  regulations  thereunder,  and authorized to sell its shares  pursuant to said Act, the Securities Act of 1933 and the rules and regulations thereunder.

 6.  LIABILITIES AND INDEMNIFICATION

     SMC shall be liable  for any actual  losses,  claims,  damages or  expenses
     (including any reasonable  counsel fees and expenses)  resulting from SMC's bad faith, willful  misfeasance,  reckless disregard of its obligations and
     duties,   negligence   or  failure   to   properly   perform   any  of  its
     responsibilities  or duties under this  agreement.  SMC shall not be liable and shall be  indemnified  and held  harmless  by the Fund,  for any claim, demand or action brought against it arising out of, or in connection with:

     A.  Bad faith,  willful  misfeasance,  reckless  disregard of its duties or negligence  of the Board of Directors of the Fund, or SMC's acting upon any  instructions  properly  executed  and  authorized  by the Board of
         Directors of the Fund;

     B.  SMC  acting  in  reliance  upon  advice  given by  independent  counsel retained by the Board of Directors of the Fund.

     In the event that SMC  requests  the Fund to  indemnify or hold it harmless hereunder,  SMC  shall  use its  best  efforts  to  inform  the Fund of the relevant facts concerning the matter in question.  SMC shall use reasonable care to identify and promptly  notify the Fund  concerning any matter which presents, or appears likely to present, a claim for indemnification against the Fund.

     The Fund shall have the election of  defending  SMC against any claim which may be the subject of indemnification  hereunder.  In the event the Fund so elects,  it will so  notify  SMC and  thereupon  the Fund  shall  take over defenses of the claim, and (if so requested by the Fund, SMC shall incur no further  legal  or  other  claims  related  thereto  for  which it would be entitled to indemnity  hereunder  provided,  however,  that nothing  herein contained shall prevent SMC from retaining, at its own expense,  counsel to defend any claim.  Except with the Fund's  prior  consent,  SMC shall in no event  confess any claim or make any  compromise in any matter in which the
     Fund will be asked to indemnify or hold SMC harmless hereunder.

         PUNITIVE  DAMAGES.  SMC shall  not be liable to the Fund,  or any third party,  for punitive,  exemplary,  indirect,  special or  consequential damages  (even  if SMC has  been  advised  of the  possibility  of such damages)  arising from its obligations and the services  provided under this agreement,  including but not limited to loss of profits,  loss of use of the shareholder  accounting system, cost of capital and expenses of substitute facilities, programs or services.

         FORCE   MAJEURE.   Anything   in  this   agreement   to  the   contrary
         notwithstanding, SMC shall not be liable for delays or errors occurring by  reason of  circumstances  beyond  its  control,  including  but not limited to acts of civil or military authority,  national  emergencies, work stoppages,  fire,  flood,  catastrophe,  earthquake,  acts of God, insurrection, war, riot, failure of communication or interruption.

 7.  DELEGATION OF DUTIES

     SMC may, at its  discretion,  delegate,  assign or  subcontract  any of the duties,  responsibilities  and services governed by this agreement,  to its parent  company,  Security  Benefit Group,  Inc.,  whether or not by formal written agreement.  SMC shall, however,  retain ultimate  responsibility to the  Fund,  and  shall  implement  such  reasonable  procedures  as  may be necessary,  for assuring that any duties,  responsibilities  or services so assigned,  subcontracted  or delegated are performed in conformity with the terms and conditions of this agreement.

 8.  AMENDMENT

     This  agreement and the  schedules  forming a part hereof may be amended at any time, without shareholder  approval, by a writing signed by each of the parties hereto. Any change in the Fund's  registration  statements or other documents of  compliance or in the forms  relating to any plan,  program or service offered by its current  prospectus  which would require a change in
     SMC's obligations hereunder shall be subject to SMC's approval, which shall not be unreasonably withheld.

 9.  TERMINATION

     This  agreement  may be  terminated  by either party without cause upon 120 days' written  notice to the other,  and at any time for cause in the event that such cause remains  unremedied  for more than 30 days after receipt by the other party of written specification of such cause.

     In the  event  Fund  designates  a  successor  to any of SMC's  obligations hereunder,  SMC shall,  at the expense and pursuant to the direction of the
     Fund, transfer to such successor all relevant books, records and other data of Fund in the possession or under the control of SMC.

10.  SEVERABILITY

     If any clause or provision of this  agreement is  determined to be illegal, invalid or unenforceable  under present or future laws effective during the term hereof,  then such clause or  provision  shall be  considered  severed herefrom and the remainder of this  agreement  shall continue in full force and effect.

11.  TERM

     This  agreement  initially  shall become  effective  upon its approval by a majority  vote of the Board of Directors of the Fund,  including a majority vote of the Directors who are not  "interested  persons" of Fund or SMC, as defined in the  Investment  Company Act of 1940,  and shall  continue until terminated pursuant to its provisions.

12.  APPLICABLE LAW

     This  agreement  shall be subject to and construed in  accordance  with the laws of the State of Kansas.

                                             SECURITY MANAGEMENT COMPANY

                                             BY:  Everett S. Gille, President
                                                  ------------------------------
ATTEST:

Barbara W. Rankin, Secretary
                                             SECURITY INCOME FUND

                                             BY:  Everett S. Gille, President
                                                  ------------------------------
ATTEST:

Barbara W. Rankin, Secretary

                                   SCHEDULE A

                           ADMINISTRATIVE SERVICES AND
                            TRANSFER AGENCY AGREEMENT

                 Schedule of Administrative and Fund Accounting
                             Facilities and Services

Security   Management   Company   agrees  to  provide  the  Fund  the  following
Administrative facilities and services:

1.  FUND AND PORTFOLIO ACCOUNTING

    A.  Maintenance of Fund General Ledger and Journal.

    B.  Preparing and recording disbursements for direct fund expenses.

    C.  Preparing daily money transfers.

    D.  Reconciliation of all Fund bank and custodian accounts.

    E.  Assisting Fund independent auditors as appropriate.

    F.  Prepare daily projection of available cash balances.

    G.  Record trading activity for purposes of determining net asset values and daily dividend.

    H.  Prepare daily portfolio  evaluation report to value portfolio securities and determine daily accrued income.

    I.  Determine the daily net asset value per share.

    J.  Determine the daily, monthly,  quarterly,  semiannual or annual dividend per share.

    K.  Prepare monthly, quarterly, semiannual and annual financial statements.

    L.  Provide financial information for reports to the securities and exchange commission in compliance  with the provisions of the Investment  Company
        Act of 1940 and the Securities Act of 1933, the Internal Revenue Service
        and other regulatory agencies as required.

    M.  Provide financial,  yield, net asset value, etc. information to NASD and other survey and statistical agencies as instructed by the Fund.

    N.  Report to the Audit Committee of the Board of Directors, if applicable.

2.  LEGAL

    A.  Provide  registration  and other  administrative  services  necessary to qualify  the  shares  of  the  Fund  for  sale  in  those  jurisdictions determined from time to time by the Fund's Board of Directors  (commonly known as "Blue Sky Registration").

    B.  Provide  registration  with and reports to the  Securities  and Exchange
        Commission in compliance  with the provisions of the Investment  Company
        Act of 1940 and the Securities Act of 1933.

    C.  Prepare  and  review  Fund   prospectus   and  Statement  of  Additional
        Information.

    D.  Prepare  proxy  statements  and  oversee  proxy  tabulation  for  annual meetings.

    E.  Prepare Board materials and maintain minutes of Board meetings.

    F.  Draft,  review and  maintain  contractual  agreements  between  Fund and
        Investment Advisor, Custodian, Distributor and Transfer Agent.

    G.  Oversee printing of proxy statements, financial reports to shareholders, prospectuses and Statements of Additional Information.

    H.  Provide legal advice and oversight regarding  shareholder  transactions, administrative services,  compliance with contractual agreements and the provisions of the 1940 and 1933 Acts.

    (Notwithstanding  the above,  outside  counsel for the Funds may provide the services  listed  above as a direct  Fund  expense  or at the  option of the
    Funds,  the Funds may  employ  their own  counsel  to  perform  any of these services.)

           SCHEDULE OF SHARE TRANSFER AND DIVIDEND DISBURSING SERVICES

Security  Management  Company agrees to provide the Fund the following  transfer agency and dividend disbursing services:

 1.  Maintenance of shareholder accounts, including processing of new accounts.

 2.  Posting  address  changes  and  other  file   maintenance  for  shareholder
     accounts.

 3.  Posting all transactions to the shareholder file, including:

     A.  Direct purchases

     B.  Wire order purchases

     C.  Direct redemptions

     D.  Wire order redemptions

     E.  Draft redemptions

     F.  Direct exchanges

     G.  Transfers

     H.  Certificate issuances

     I.  Certificate deposits

 4.  Monitor fiduciary processing, insuring accuracy and deduction of fees.

 5.  Prepare daily  reconciliations of shareholder  processing to money movement instructions.

 6.  Handle bounced check  collections.  Immediately  liquidate shares purchased
     and  return  to  the  shareholder   the  check  and   confirmation  of  the
     transaction.

 7.  Issuing all checks and stopping and replacing lost checks.

 8.  Draft clearing services.

     A.  Maintenance of signature cards and appropriate corporate resolutions.

     B.  Comparison  of the  signature  on the  check to the  signatures  on the signature  card for the  purpose of paying the face amount of the check only.

     C.  Receiving  checks  presented for payment and  liquidating  shares after verifying account balance.

     D.  Ordering checks in quantity specified by the Fund for the shareholder.

 9.  Mailing   confirmations,   checks  and/or   certificates   resulting   from
     transaction requests to shareholders.

10.  Performing all of the Fund's other mailings, including:

     A.  Dividend and capital gain distributions.

     B.  Semiannual and annual reports.

     C.  1099/year-end shareholder reporting.

     D.  Systematic withdrawal plan payments.

     E.  Daily confirmations.

11.  Answering all service related  telephone  inquiries from  shareholders  and others, including:

     A.  General and policy inquiries (research and resolve problems).

     B.  Fund yield inquiries.

     C.  Taking shareholder  processing requests and account maintenance changes by telephone as described above.

     D.  Submit pending requests to correspondence.

     E.  Monitor online statistical performance of unit.

     F.  Develop reports on telephone activity.

12.  Respond to written inquiries (research and resolve problems), including:

     A.  Initiate   shareholder   account    reconciliation    proceeding   when
         appropriate.

     B.  Notify shareholder of bounced investment checks.

     C.  Respond to financial institutions regarding verification of deposit.

     D.  Initiate proceedings regarding lost certificates.

     E.  Respond to complaints and log activities.

     F.  Correspondence control.

13.  Maintaining and retrieving all required past history for  shareholders  and provide research capabilities as follows:

     A.  Daily   monitoring  of  all  processing   activity  to  verify  back-up
         documentation.

     B.  Provide exception reports.

     C.  Microfilming.

     D.  Storage, retrieval and archive.

14.  Prepare materials for annual meetings.

     A.  Address and mail annual proxy and related material.

     B.  Prepare and submit to Fund and affidavit of mailing.

     C.  Furnish  certified  list of  shareholders  (hard copy or microfilm) and inspectors of election.

15.  Report and remit as necessary for state escheat requirements.

Approved:  Fund  _________________________________________SMC  Everette S. Gille

        ---------------------------------------------------------------
        MODEL:                                            MONTHLY FUNDS
                                                          -------------
        MAINTENANCE FEE..................................      $8.00
        TRANSACTIONS.....................................      $1.00
        DIVIDENDS........................................      $0.50
        ADMINISTRATION FEE...............................    0.00045
       (BASED ON DAILY NET ASSET VALUE)
       ----------------------------------------------------------------

MASTER WORKSHEET                  BOND              GOV           HIGH YIELD
                              -----------------------------------------------
1986:
TRANSACTIONS -                        6,897              603              260
DIVIDENDS -                          23,264            2,195              314
SHAREHOLDER ACCTS -                   3,574              226              258
AVERAGE NET ASSETS -          45,164,242.34     2,260,755.40     2,948,233.60
INCOME -                       4,804,113.27       207,258.25       223,104.47
EXPENSES -                       449,036.13        21,101.91        17,675.96
SERVICE FEES -                    50,806.27           962.23         1,118.94

                  1986                                        1986
                SERVICE        TRANSFER &                    EXPENSE     EXPENSE
                  FEES       ADMINISTRATION     PERCENT       RATIO       RATIO
                 ACTUAL          MODEL          INCREASE      ACTUAL      MODEL
               -----------------------------------------------------------------

BOND           50,806.27       67,444.91         32.75%      0.994%      1.031%

GOVERNMENT        962.23        4,525.84        370.35%      0.933%      1.091%

HIGH YIELD      1,118.94        2,603.71        132.69%      0.600%      0.862%

                                   SCHEDULE B

                        AMENDMENT TO SECURITY INCOME FUND

                           ADMINISTRATIVE SERVICES AND
                            TRANSFER AGENCY AGREEMENT

                                Schedule of Fees

Annual Maintenance Fee........................$8.00 per account
Transactions..................................$1.00 per transaction
Administration Fee............................0.09% of the average net assets of the Fund (calculated daily and payable monthly).

     This amendment shall take effect as of April 28, 1989.

     In witness  thereof,  the parties  hereto have caused this  amendment to be executed on the date indicated.

                                             Security Income Fund

                                             By:  MICHAEL J. PROVINES
Date:  January 27, 1989                           ------------------------------
                                                  Michael J. Provines, President
Attest:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary
                                             Security Management Company

                                             By:  MICHAEL J. PROVINES
                                                  ------------------------------
                                                  Michael J. Provines, President
Date:  January 27, 1989

Attest:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary

                      AMENDMENT TO ADMINISTRATIVE SERVICES
                          AND TRANSFER AGENCY AGREEMENT

WHEREAS,  Security  Income  Fund  (hereinafter  referred  to as the  "Fund") and
Security Management Company (hereinafter referred to as "SMC") are parties to an
Administrative  Services and Transfer Agency Agreement dated April 1, 1987, (the
"Administrative  Services  Agreement") under which SMC agrees to provide general administrative,  fund  accounting,  transfer  agency,  and  dividend  disbursing
services  to  the  Fund  in  return  for  the  compensation   specified  in  the
Administrative Services Agreement; and

WHEREAS,  on July 7, 1989, the Board of Directors of the Fund voted to amend the
Administrative Services Agreement to provide for payment by the Fund of the fees of all directors;

NOW  THEREFORE,   the  Fund  and  the   Management   Company  hereby  amend  the
Administrative Services Agreement,  dated April 1, 1987, effective July 7, 1989, as follows:

     Paragraph  3.B.1.  shall  be  deleted  in its  entirety  and the  following paragraph inserted in lieu thereof:

     3.  EXPENSES

         B.  DIRECT EXPENSES

             1.  Fees and expenses of its directors (including the fees of those directors who are deemed to be "interested persons" of the Fund as that term is defined in the Investment  Company Act of 1940)
                 and the meetings thereof;

IN  WITNESS  WHEREOF,  the  parties  hereto  have  made  this  Amendment  to the
Administrative Services Agreement this 7th day of July, 1989.

                                             SECURITY INCOME FUND

                                             By:  MICHAEL J. PROVINES
                                                  ------------------------------
                                                  Michael J. Provines, President
Attest:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary
                                             SECURITY MANAGEMENT COMPANY

                                             By:  MICHAEL J. PROVINES
                                                  ------------------------------
                                                  Michael J. Provines, President
Attest:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary

                      AMENDMENT TO ADMINISTRATIVE SERVICES
                          AND TRANSFER AGENCY AGREEMENT

WHEREAS,  Security  Income  Fund  (hereinafter  referred  to as the  "Fund") and
Security Management Company (hereinafter referred to as "SMC") are parties to an
Administrative  Services and Transfer  Agency  Agreement dated April 1, 1987, as amended  January  27,  1989,  and July 7, 1989,  (the  "Administrative  Services
Agreement")  under  which SMC agrees to  provide  general  administrative,  fund accounting,  transfer agency,  and dividend  disbursing  services to the Fund in return for the compensation specified in the Administrative  Services Agreement;
and

WHEREAS, on July 27, 1990, the Board of Directors of the Fund voted to amend the
Administrative Services Agreement to provide for payment by the Fund of the fees of only those directors who are not "interested persons" of the Fund;

NOW  THEREFORE,  the Fund  and SMC  hereby  amend  the  Administrative  Services
Agreement, dated April 1, 1987, effective July 27, 1990, as follows:

     Paragraph  3.B.1.  shall  be  deleted  in its  entirety  and the  following paragraph inserted in lieu thereof:

     3.  EXPENSES

         B.  DIRECT EXPENSES

             1.  Fees and expenses of its directors (including the fees of those directors who are deemed to be "interested persons" of the Fund as that term is defined in the Investment  Company Act of 1940)
                 and the meetings thereof;

IN  WITNESS  WHEREOF,  the  parties  hereto  have  made  this  Amendment  to the
Administrative Services Agreement this 27th day of July, 1990.

                                             SECURITY INCOME FUND

                                             By:  MICHAEL J. PROVINES
                                                  ------------------------------
                                                  Michael J. Provines, President
Attest:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary
                                             SECURITY MANAGEMENT COMPANY

                                             By:  MICHAEL J. PROVINES
                                                  ------------------------------
                                                  Michael J. Provines, President
Attest:

AMY J. LEE
------------------------------
Amy J. Lee, Secretary

                           AMENDMENT TO ADMINISTRATIVE
                     SERVICES AND TRANSFER AGENCY AGREEMENT

WHEREAS,  Security Income Fund (the "Fund") and Security Management Company (the
"Management  Company")  are parties to an  Administrative  Services and Transfer
Agency   Agreement  dated  April  1,  1987,  as  amended  (the   "Administrative
Agreement"), under which the Management Company provides general administrative, fund accounting, transfer agency and dividend disbursing services to the Fund in return for the compensation specified in the Administrative Agreement;

WHEREAS,  on October 21, 1994, the Board of Directors of the Fund authorized the
Fund to  offer  its  common  stock in a new  series  designated  as the  Limited
Maturity  Bond Series,  in addition to its  presently  offered  series of common stock of Corporate Bond Series and U.S. Government Series;

WHEREAS,  on  October  21,  1994,  the Board of  Directors  of the Fund  further authorized  the Fund to offer shares of the Limited  Maturity Bond Series in two classes, designated Class A shares and Class B shares; and

WHEREAS,  on October 21, 1994, the Board of Directors  approved the amendment of the  Administrative  Agreement  to provide  that the  Management  Company  would provide general administrative,  fund accounting,  transfer agency, and dividend disbursing  services to each class of the Limited Maturity Bond Series under the terms and conditions of the Administrative Agreement;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Management Company hereby amend the  Administrative  Agreement,  to provide that the  Management  Company  shall provide those  administrative and other services described in the Administrative
Contract,  and each of the Management  Company and the Fund shall fulfill all of their respective  obligations under the Administrative  Contract,  as to each of the Series of the Fund, including the Limited Maturity Bond Series of the Fund.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Administrative Agreement this 30th day of December 1994.

                                        SECURITY INCOME FUND

                                        By:            John D. Cleland
                                             -----------------------------------
                                             John D. Cleland, President
ATTEST:

            Amy J. Lee
-----------------------------------
Amy J. Lee, Secretary
                                        SECURITY MANAGEMENT COMPANY

                                        By:          Jeffrey B. Pantages
                                             -----------------------------------
                                             Jeffrey B. Pantages, President
ATTEST:

            Amy J. Lee
-----------------------------------
Amy J. Lee, Secretary

                                  AMENDMENT TO
              ADMINISTRATIVE SERVICES AND TRANSFER AGENCY AGREEMENT

WHEREAS,  Security Income Fund (the "Fund") and Security Management Company (the
"Management  Company")  are parties to an  Administrative  Services and Transfer
Agency   Agreement  dated  April  1,  1987,  as  amended  (the   "Administrative
Agreement"), under which the Management Company provides general administrative, fund accounting, transfer agency and dividend disbursing services to the Fund in return for the compensation specified in the Administrative Agreement;

WHEREAS,  on February 3, 1995, the Board of Directors of the Fund authorized the
Fund to  offer  its  common  stock  in a new  series  designated  as the  Global
Aggressive  Bond Series,  in addition to its presently  offered series of common stock of Corporate Bond Series, Limited Maturity Bond Series and U.S. Government
Series;

WHEREAS,  on  February  3,  1995,  the Board of  Directors  of the Fund  further authorized the Fund to offer shares of the Global  Aggressive Bond Series in two classes, designated Class A shares and Class B shares; and

WHEREAS,  on February 3, 1995, the Board of Directors  approved the amendment of the  Administrative  Agreement  to provide  that the  Management  Company  would provide general administrative,  fund accounting,  transfer agency, and dividend disbursing services to each class of the Global Aggressive Bond Series under the terms and conditions of the Administrative Agreement;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Management Company hereby amend the Administrative Agreement,  dated April 1, 1987, as follows, effective May 1,
1995,

1.  Schedule B shall be  deleted in its  entirety  and the  attached  Schedule B inserted in lieu thereof.

2.  The  Administrative   Agreement  is  hereby  amended  to  cover  the  Global
    Aggressive Bond Series of the Fund.

3.  Paragraph 7 shall be deleted in its  entirety  and the  following  paragraph inserted in lieu thereof:

    DELEGATION OF DUTIES

    The  Management  Company  may,  at  its  discretion,   delegate,  assign  or
    subcontract  any of the duties,  responsibilities  and services  governed by this agreement, to its parent company, Security Benefit Group, Inc., whether or not by formal  written  agreement,  or to any third party,  provided that such  arrangement  with a third  party  has been  approved  by the  Board of
    Directors  of the  Fund.  The  Management  Company  shall,  however,  retain ultimate  responsibility  to the Fund and shall  implement  such  reasonable
    procedures   as  may  be   necessary   for   assuring   that   any   duties,
    responsibilities  or services so assigned,  subcontracted  or delegated  are performed in conformity with the terms and conditions of this agreement.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Administrative Agreement this 28th day of April, 1995.

                                        SECURITY INCOME FUND

                                        By:            John D. Cleland
                                             -----------------------------------
                                                 John D. Cleland, President
ATTEST:

            Amy J. Lee
-----------------------------------
       Amy J. Lee, Secretary
                                        SECURITY MANAGEMENT COMPANY

                                        By:          Jeffrey B. Pantages
                                             -----------------------------------
                                                Jeffrey B. Pantages, President
ATTEST:

            Amy J. Lee
-----------------------------------
       Amy J. Lee, Secretary

                  SECURITY INCOME FUND ADMINISTRATIVE SERVICES
                          AND TRANSFER AGENCY AGREEMENT
                                   SCHEDULE B

The following charges apply to all Series of Security Income Fund:

Maintenance Fee:            $8.00 per account
Transaction Fee:            $1.00
Dividend Fee:               $1.00
Annual Administration Fee:  0.45% (based on daily net asset value)

The  following  charges  apply  only to  Global  Aggressive  Bond  Series of the
Security Income Fund:

Global Administration Fee: In addition to the above fees, Global Aggressive Bond
Series  shall  pay an annual  fee equal to the  greater  of .10  percent  of its average  net  assets or (i)  $30,000 in the year  ending  April 29,  1996;  (ii)
$45,000 in the year ending April 29, 1997; and (iii) $60,000 thereafter. If this
Agreement shall terminate before the last day of a month,  compensation for that part of the month this  Agreement  is in effect  shall be  prorated  in a manner consistent with the calculation of the fees set forth above.

                      AMENDMENT TO ADMINISTRATIVE SERVICES
                          AND TRANSFER AGENCY AGREEMENT

WHEREAS,  Security  Income  Fund  (hereinafter  referred  to as the  "Fund") and
Security Management Company (hereinafter referred to as "SMC") are parties to an
Administrative  Services and Transfer  Agency  Agreement dated April 1, 1987, as amended,  (the  "Administrative  Agreement"),  under which SMC provides  general
administrative,   fund  accounting,  transfer  agency  and  dividend  disbursing
services  to  the  Fund  in  return  for  the  compensation   specified  in  the
Administrative Agreement;

WHEREAS,  on February 2, 1996, the Board of Directors of the Fund voted to amend the  Administrative  Agreement  to  provide  for  payment  by the Fund for costs associated with preparing and transmitting  electronic filings to the Securities and Exchange Commission or any other regulating authority;

NOW THEREFORE,  the Fund and SMC hereby amend paragraph 3B of the Administrative
Agreement,  effective  February 2, 1996, by adding the following language at the end of paragraph 3B:

     11.  Costs   associated  with  the  preparation  and  transmission  of  any electronic  filings to the Securities  and Exchange  Commission or any other regulating authority.

IN  WITNESS  WHEREOF,  the  parties  hereto  have  made  this  Amendment  to the
Administrative Agreement this 2nd day of February, 1996.

                                        SECURITY INCOME FUND

                                        By:  John D. Cleland
                                             -----------------------------------
                                             John D. Cleland, President
ATTEST:

Amy J. Lee
-----------------------------------
Amy J. Lee, Secretary
                                        SECURITY MANAGEMENT COMPANY

                                        By:  Jeffrey B. Pantages
                                             -----------------------------------
                                             Jeffrey B. Pantages, President
ATTEST:

Amy J. Lee
-----------------------------------
Amy J. Lee, Secretary

                                  AMENDMENT TO
              ADMINISTRATIVE SERVICES AND TRANSFER AGENCY AGREEMENT

WHEREAS,  Security Income Fund (the "Fund") and Security Management Company (the
"Management  Company")  are parties to an  Administrative  Services and Transfer
Agency   Agreement  dated  April  1,  1987,  as  amended  (the   "Administrative
Agreement"), under which the Management Company provides general administrative, fund accounting, transfer agency and dividend disbursing services to the Fund in return for the compensation specified in the Administrative Agreement;

WHEREAS,  on May 3, 1996, the Board of Directors of the Fund authorized the Fund to offer its common stock in a new series  designated  as the High Yield Series, in addition to its presently  offered  series of common stock of Corporate  Bond
Series,  Limited  Maturity  Bond  Series,  U.S.  Government  Series,  and Global
Aggressive Bond Series;

WHEREAS,  on May 3, 1996, the Board of Directors of the Fund further  authorized the Fund to offer  shares of the High Yield  Series in two  classes,  designated
Class A shares and Class B shares; and

WHEREAS,  on May 3, 1996,  the Board of Directors  approved the amendment of the
Administrative  Agreement to provide that the  Management  Company would provide
general   administrative,   fund  accounting,   transfer  agency,  and  dividend
disbursing  services to each class of the High Yield  Series under the terms and conditions of the Administrative Agreement;

NOW, THEREFORE BE IT RESOLVED, that the Fund and Management Company hereby amend the Administrative Agreement, dated April 1, 1987, as follows, effective July 1,
1996,

1.  Schedule B shall be  deleted in its  entirety  and the  attached  Schedule B inserted in lieu thereof.

2.  The  Administrative  Agreement  is hereby  amended  to cover the High  Yield
    Series of the Fund.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Administrative Agreement this 13th day of May, 1996.

                                        SECURITY INCOME FUND

                                        By:  John D. Cleland
                                             -----------------------------------
                                             John D. Cleland, President
ATTEST:

Amy J. Lee
-----------------------------------
Amy J. Lee, Secretary
                                        SECURITY MANAGEMENT COMPANY

                                        By:  Jeffrey B. Pantages
                                             -----------------------------------
                                             Jeffrey B. Pantages, President
ATTEST:

Amy J. Lee
-----------------------------------
Amy J. Lee, Secretary

                  SECURITY INCOME FUND ADMINISTRATIVE SERVICES
                          AND TRANSFER AGENCY AGREEMENT
                                   SCHEDULE B

The following charges apply to all Series of Security Income Fund:

Maintenance Fee:    $8.00 per account
Transaction Fee:    $1.00
Dividend Fee:       $1.00
Annual Administration Fee:  0.09% (based on daily net asset value)

The  following  charges  apply  only to  Global  Aggressive  Bond  Series of the
Security Income Fund:

Global Administration Fee: In addition to the above fees, Global Aggressive Bond
Series  shall pay an annual fee equal to (i) the  greater of .10  percent of its average  net assets or $30,000 in the year  beginning  April 30, 1995 and ending
April 29,  1996;  (ii) the  greater of .10  percent of its average net assets or
$45,000 in the year  beginning  April 30, 1996 and ending  April 29,  1997;  and
(iii)  the  greater  of .10  percent  of  its  average  net  assets  or  $60,000 thereafter.  If this Agreement shall  terminate  before the last day of a month, compensation  for that part of the month this  Agreement  is in effect  shall be prorated  in a manner  consistent  with the  calculation  of the fees set  forth above.

                      AMENDMENT TO ADMINISTRATIVE SERVICES
                          AND TRANSFER AGENCY AGREEMENT

WHEREAS,  Security Income Fund (the "Fund") and Security Management Company (the
"Management  Company")  are parties to an  Administrative  Services and Transfer
Agency  Agreement,   dated  April  1,  1987,  as  amended  (the  "Administrative
Agreement"), under which the Management Company provides general administrative, fund accounting, transfer agency and dividend disbursing services to the Fund in return for the compensation specified in the Administrative Agreement;

WHEREAS, on October 31, 1996, the operations of the Management Company, a Kansas corporation,  will be transferred  to Security  Management  Company,  LLC ("SMC,
LLC"), a Kansas limited liability company; and

WHEREAS,  SMC, LLC desires to assume all rights,  duties and  obligations of the
Management Company under the Administrative Agreement.

NOW  THEREFORE,  in  consideration  of the premises and mutual  agreements  made herein, the parties hereto agree as follows:

1.  The  Administrative  Agreement is hereby amended to substitute  SMC, LLC for
    Security  Management  Company,  with the same effect as though SMC, LLC were the originally named management company, effective November 1, 1996;

2.  SMC,  LLC agrees to assume the rights,  duties and  obligations  of Security
    Management Company pursuant to the terms of the Administrative Agreement.

IN  WITNESS  WHEREOF,  the  parties  hereto  have  executed  this  Amendment  to
Administrative  Services and Transfer Agency Agreement this 1st day of November,
1996.

SECURITY INCOME FUND                         SECURITY MANAGEMENT COMPANY, LLC

By:  JOHN D. CLELAND                         By:  JAMES R. SCHMANK
     ------------------------------               ------------------------------
     John D. Cleland, President                   James R. Schmank, President

ATTEST:                                      ATTEST:

AMY J. LEE                                   AMY J. LEE
-----------------------------------          -----------------------------------
Amy J. Lee, Secretary                        Amy J. Lee, Secretary

                                  AMENDMENT TO

              ADMINISTRATIVE SERVICES AND TRANSFER AGENCY AGREEMENT

WHEREAS,  Security Income Fund (the "Fund") and Security Management Company, LLC
("SMC") are parties to an Administrative  Services and Transfer Agency Agreement
dated April 1, 1987, as amended (the  "Administrative  Agreement"),  under which
the  Management  Company  provides  general  administrative,   fund  accounting,
transfer agency and dividend  disbursing  services to the Fund in return for the compensation specified in the Administrative Agreement;

WHEREAS, on February 10, 1999, the Board of Directors of the Fund authorized the
Fund to  offer  its  common  stock in a new  series  designated  as the  Capital
Preservation Series, in addition to its presently offered series of common stock of Corporate Bond Series,  Limited Maturity Bond Series, U.S. Government Series,
Global High Yield  Series,  High Yield  Series,  Emerging  Markets  Total Return
Series and Global Asset Allocation Series;

WHEREAS,  on February  10,  1999,  the Board of  Directors  of the Fund  further authorized the Fund to offer shares of the Capital  Preservation Series in three classes, designated Class A shares, Class B shares and Class C shares; and

WHEREAS,  on February 10, 1999, the Board of Directors approved the amendment of
the  Administrative   Agreement  to  provide  that  SMC  would  provide  general administrative,  fund  accounting,  transfer  agency,  and  dividend  disbursing services to each class of the Capital  Preservation  Series  under the terms and conditions of the Administrative Agreement;

NOW,  THEREFORE  BE IT  RESOLVED,  that  the  Fund  and  SMC  hereby  amend  the
Administrative Agreement,  dated April 1, 1987, as follows,  effective April 30,
1999:

1.  Schedule B shall be  deleted in its  entirety  and the  attached  Schedule B inserted in lieu thereof.

2.  The  Administrative  Agreement  is  hereby  amended  to  cover  the  Capital
    Preservation Series of the Fund.

3.  The following paragraph 2(a) is added:

    a)  For each of the Fund's full fiscal years this  Administrative  Agreement remains  in force,  SMC  agrees  that if total  annual  expenses  of the
        Capital Preservation Series of the Fund,  exclusive of interest,  taxes, extraordinary  expenses  (such as  litigation),  and brokerage  fees and commissions,  and Rule 12b-1 fees, but inclusive of SMC's  compensation, exceeds the amount of 1.50% (the "Expense Cap"),  SMC will contribute to such  Series  such  funds or waive  such  portion  of its fee,  adjusted monthly,  as may be required to insure that the total annual expenses of the Series  will not  exceed the  Expense  Cap.  If this  Administrative
        Agreement  shall be effective  for only a portion of the Series'  fiscal year,  then the  maximum  annual  expenses  shall be  prorated  for such portion.

4.  Paragraph 7 shall be deleted in its  entirety  and the  following  paragraph inserted in lieu thereof:

     DELEGATION OF DUTIES

     SMC may,  at is  discretion,  delegate,  assign or  subcontract  any of the duties,  responsibilities  and services  governed by this agreement,  to an affiliated company,  whether or not be formal written agreement,  or to any third party,  provided  that such  arrangement  with a third party has been approved by the Board of Directors of the Fund. SMC shall, however,  retain ultimate  responsibility  to the Fund and shall  implement such  reasonable
     procedures   as  may  be   necessary   for   assuring   that  any   duties,
     responsibilities  or services so assigned,  subcontracted  or delegated are performed in conformity with the terms and conditions of this agreement.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Administrative Agreement this 30th day of April, 1999.

ATTEST:                                    SECURITY INCOME FUND

            AMY J. LEE                     By:       JAMES R. SCHMANK
----------------------------------            ----------------------------------
Amy J. Lee, Secretary                           James R. Schmank, President

ATTEST:                                    SECURITY MANAGEMENT COMPANY, LLC

            AMY J. LEE                     By:       JAMES R. SCHMANK
----------------------------------            ----------------------------------
Amy J. Lee, Secretary                           James R. Schmank, President

                  SECURITY INCOME FUND ADMINISTRATIVE SERVICES

                          AND TRANSFER AGENCY AGREEMENT

                                   SCHEDULE B

The following charges apply to all Series of Security Income Fund:

Maintenance Fee:  $8.00 per account
Transaction Fee:  $1.00
Dividend Fee:     $1.00

Annual Administration Fee: 0.09% (based on daily net asset value)

The  following  charges  apply only to Global High Yield  Series of the Security
Income Fund:  Global  Administration  Fee: In addition to the above fees, Global
High  Yield  Series  shall pay an annual  fee  equal to (i) the  greater  of .10 percent of its  average  net assets or $30,000 in the year  beginning  April 30,
1995 and ending April 29,  1996;  (ii) the greater of .10 percent of its average net assets or $45,000 in the year beginning  April 30, 1996 and ending April 29,
1997;  and (iii) the greater of .10 percent of its average net assets or $60,000 thereafter.  If this Agreement shall  terminate  before the last day of a month, compensation  for that part of the month this  Agreement  is in effect  shall be prorated  in a manner  consistent  with the  calculation  of the fees set  forth above.

                                  AMENDMENT TO
              ADMINISTRATIVE SERVICES AND TRANSFER AGENCY AGREEMENT

WHEREAS,  Security Income Fund (the "Fund") and Security Management Company, LLC
("SMC") are parties to an Administrative  Services and Transfer Agency Agreement
dated April 1, 1987, as amended (the  "Administrative  Agreement"),  under which
SMC  provides  general  administrative,  fund  accounting,  transfer  agency and dividend  disbursing  services  to the  Fund  in  return  for  the  compensation specified in the Administrative Agreement; and

WHEREAS,  the  Administrative  Agreement  provides  that  SMC is  entitled  to a
Maintenance  Fee of $8 per  shareholder  account,  a  Transaction  Fee of $1 per transaction and a Dividend Fee of $1 per dividend paid; and

WHEREAS, qualified retirement plans ("Plans"), broker/dealers,  banks, insurance companies and others may invest in the Fund through one or more omnibus accounts with  individual  shareholder  records  kept  by a  third  party  administrator, broker/dealer, bank, insurance company or other entity; and

WHEREAS, an omnibus account is currently counted as a single shareholder account for purposes of calculating SMC's fee,  notwithstanding  the fact that there are multiple beneficial shareholders of the Fund; and

WHEREAS,  on November 2, 2001,  the Board of Directors  approved an amendment to the  Administrative  Agreement  to provide  that SMC may treat  each  beneficial shareholder in an omnibus account as a separate shareholder account for purposes of calculating  the  Maintenance  Fee, the  Transaction Fee and the Dividend Fee
provided  that  SMC has  entered  into an  agreement  with a Plan,  third  party administrator,  broker/dealer,  bank,  insurance  company or other entity to pay sub-administrative,  sub-accounting  and/or  sub-transfer  agency  fees  to such entity  for  keeping  individual  shareholder  records  in  connection  with  an investment in the Fund;

NOW,  THEREFORE  BE IT  RESOLVED,  that  the  Fund  and  SMC  hereby  amend  the
Administrative Agreement, dated April 1, 1987, as follows, effective November 2,
2001:

1.  Schedule B shall be  deleted in its  entirety  and the  attached  Schedule B inserted in lieu thereof.

IN WITNESS  WHEREOF,  the parties  hereto have  executed  this  Amendment to the
Administrative Agreement this 2nd day of November, 2001.

ATTEST:                                   SECURITY INCOME FUND

              AMY J. LEE                  By:         JAMES R. SCHMANK
--------------------------------------       -----------------------------------
Amy J. Lee, Secretary                        James R. Schmank, President

ATTEST:                                   SECURITY MANAGEMENT COMPANY, LLC

              AMY J. LEE                  By:         JAMES R. SCHMANK
--------------------------------------       -----------------------------------
Amy J. Lee, Secretary                        James R. Schmank, President

                  SECURITY INCOME FUND ADMINISTRATIVE SERVICES
                          AND TRANSFER AGENCY AGREEMENT

                                   SCHEDULE B

The following charges apply to all Series of Security Income Fund:

Maintenance Fee:  $8.00 per shareholder account
Transaction Fee:  $1.00
Dividend Fee:     $1.00
Annual Administration Fee:  0.09% (based on daily net asset value)

For the purpose of calculating the Maintenance  Fee, the Transaction Fee and the
Dividend Fee, SMC may count as a shareholder  account,  each person that holds a beneficial  interest in an omnibus  account  maintained on SMC's transfer agency system by a third-party administrator, broker/dealer, bank, insurance company or other  entity;  provided  that SMC is  paying  such  third-party  administrator, broker/dealer,  bank,  insurance  company  or other  entity  sub-administrative,
sub-accounting   and/or   sub-transfer   agency  fees  for  keeping   individual
shareholder records in connection with an investment in the Fund.